Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2013

Lipocine Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$4,617,670	$458	$(340,000	)(b)	$3,784,168
			$(493,960	)(c)
Trade accounts receivable	375,616				375,616
Prepaid and other current assets	51,530				51,530

Total current assets	5,044,816	458	(833,960)		4,211,314
Property and equipment, net	45,320				45,320
Other assets	45,000				45,000

Total assets	$5,135,136	$458	$(833,960)		$4,301,634

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$517,593	$14,750			$532,343
Due to shareholders	—	238			238
Accrued expenses	117,618				117,618
Income taxes payable	17,861				17,861

Total current liabilities	653,072	14,988	—		668,060
Income taxes payable, noncurrent	37,299				37,299

Total liabilities	690,371	14,988			705,359

Stockholders’ equity:
Series B convertible preferred stock, $.001 par value; 4,100,000 shares authorized and issuable in series; 250,000 designated in series, 250,000 shares issued and outstanding as of December 31, 2012 and 2011	250		(250	)(d)	—
Series A common stock, $.001 par value; 32,000,000 shares authorized; 10,351,334 issued and outstanding as of December 31, 2012 and 2011	10,351		(10,351	)(d)	—
Series B common stock, $.001 par value; 11,000,000 shares authorized; 4,637,347 issued and outstanding as of December 31, 2012 and 2011	4,638		(4,638	)(d)	—
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 3,500,000 shares issued and outstanding		350	(345	)(a)	4,708
			4,703	(d)

Additional paid-in capital	43,055,555	70,150	(70,150	)(a)	43,066,436
			10,881	(d)

Accumulated deficit	(38,626,029)	(85,030)	70,150	(a)	(39,474,869)
			(340,000	)(b)
			(493,960	)(c)

Total stockholders’ equity	4,444,765	(14,530)	(833,960)		3,596,275

Total liabilities and stockholders’ equity	$5,135,136	$458	$(833,960)		$4,301,634

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2013

Lipocine Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$—	$—		$—
Operating expenses	(1,352,147)	(3,214)	—		(1,355,361)

Operating loss	(1,352,147)	(3,214)	—		(1,355,361)
Other income, net	525				525
Income tax benefit	(112)				(112)

Net loss	$(1,351,734)	$(3,214)	$—		$(1,354,948)

Basic loss per share	$(0.09)	—	—		$(0.29)

Weighted average shares outstanding	14,988,681	3,500,000	(13,780,968	)(e)	4,707,713

Diluted loss per share	$(0.09)	—			$(0.29)

Weighted average shares outstanding, diluted	14,988,681	3,500,000	(13,780,968	)(e)	4,707,713

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2012

Lipocine Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$7,709,671	$—	$—		$7,709,671
Operating expenses	3,832,395	76,654			3,909,049

Operating income (loss)	3,877,276	(76,654)	—		3,800,622
Other income, net	10,313				10,313
Income taxes expense	(684)				(684)

Net income (loss)	$3,886,905	$(76,654)	$—		$3,810,251

Basic earnings (loss) per share	$0.25	$(0.02)			$0.79

Weighted average shares outstanding	14,988,681	3,374,317	(13,655,285	)(e)	4,707,713

Diluted earnings (loss) per share	$0.25	$(0.02)			$0.79

Weighted average shares outstanding, diluted	15,238,681	3,374,317	(13,905,285	)(e)	4,707,713

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE

SHEET AND STATEMENT OF OPERATIONS

MARCH 31, 2013

On July 24, 2013, Marathon Bar Corp., a Delaware corporation and MBAR Acquisition Corp. a wholly-owned subsidiary of Marathon Bar, or Merger Sub (collectively “MBC”), and Lipocine Inc. (“the Company”), a Delaware corporation, entered into a merger and plan of arrangement, or the Merger Agreement. Pursuant to the Merger Agreement, MBC merged with and into the Company, and the Company became the surviving corporation. Following the closing of the Merger, the Company became a wholly-owned subsidiary of MBC, with the former stockholders of the Company owning 99% of the outstanding shares of common stock of the combined company.

Prior to the execution and delivery of the Merger Agreement, the board of directors of MBC approved the Merger Agreement and the transactions contemplated thereby. Similarly, the board of directors of the Company approved the Merger Agreement. Upon completion of the Merger, the current officer and director of MBC resigned and the current officers and directors of the Company were appointed officers and directors of the merged company. The acquisition will be accounted for as a reverse acquisition with the Company as the accounting acquirer and MBC as the accounting acquiree. The merger of a private operating company into a non-operating public shell corporation with nominal assets is considered a capital transaction, in substance, rather than a business combination, for accounting purposes. Accordingly, the Company treated this transaction as a capital transaction without recording goodwill or adjusting any of its other assets or liabilities. MBC is subject to the public reporting requirements of the Securities and Exchange Act of 1934, as amended. Concurrent with the acquisition, the newly merged company was renamed Lipocine, Inc.

(1)	UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

The unaudited pro forma condensed combined consolidated financial statements of the newly merged Company (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined entities condensed consolidated financial position or results of operations actually would have been had the merger (the “merger”) between the Company and MBC been completed as of the dates indicated below. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined entities. Future results may vary significantly from the results reflected because of various factors.

The pro forma financial statements give effect to the merger as if the merger was already consummated. The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined entities. The unaudited pro forma condensed combined consolidated statements of operations does not reflect any non-recurring charges directly related to the merger that the combined entities may incur upon completion of the merger. The Company has not include $340,000 paid to MBC and $493,960 in professional fees and other costs associated with the merger in the pro forma condensed combined consolidated statements of operations as these costs are non-recurring. The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements of the Company and MBC.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2013 reflects the merger as if it occurred on March 31, 2013 and the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 reflect the merger as if it occurred on January 1, 2012.

(2)	UNAUDITED PROFORMA ADJUSTMENTS:

The unaudited pro forma adjustments are as follows:

(a)	Per the merger agreement, MBC will execute a 100 to 1 reverse stock split which changes MBC’s outstanding common shares from 3,500,000 to 35,000 common shares. The adjustments reflects this reverse stock split and eliminates the historical stockholder’s equity accounts of MBC, the accounting acquiree.

(b)	The adjustment reflects the consideration paid by the Company of $340,000 ($300,000 as consideration for the public shell and $40,000 to redeem 30,000 shares (post reverse stock split) of MBC stock).

(c)	The adjustment reflects the Company’s estimated payment of professional fees and other costs of $493,960 directly attributable to this merger transaction.

(d)	Reflects the consummation of the merger via the surrender of the various classes of the Company’s stock in exchange for the issuance of 4,702,713 shares of MBC’s common stock to the Company’s stockholders (par value of $.001).

(e)	The following table sets forth the computation of the unaudited pro forma basic and diluted net income (loss) per share at December 31, 2012 and March 31, 2013 (excludes the allocation of undistributed earnings (loss) of $84,417 and zero of net income allocated to participating unvested restricted stock):

		Three
	Year	Months
	Ended	Ended
	12/31/2012	3/31/2013
Pro forma basic net income (loss) per share:
Numerator
Allocation of undistributed earnings (loss)	$3,725,834	$(1,354,948)
Denominator
Weighted average common shares of Marathon Bar after 100 to 1 reverse stock split	5,000	5,000
Common shares issued to Company’s stockholders per the acquisition agreement	4,702,713	4,702,713

Pro forma basic weighted common shares outstanding	4,707,713	4,707,713

Pro forma basic net income (loss) per share	$0.79	$(0.29)

Pro forma diluted net income (loss) per share:
Numerator
Allocation of undistributed earnings (loss)	$3,725,834	$(1,354,948)
Undistributed earnings (loss) allocated to unvested restricted stock	—	—

Pro forma net income (loss)	$3,725,834	$(1,354,948)
Denominator
Weighted average common shares of Marathon Bar after 100 to 1 reverse stock split	5,000	5,000
Common shares issued to Company’s stockholders per the acquisition agreement	4,702,713	4,702,713
Plus: Weighted Avg. unvested restricted stock	—	—

Pro forma diluted weighted common shares outstanding	4,707,713	4,707,713

Pro forma basic net income (loss) per share	$0.79	$(0.29)

The computation of the pro forma basic earnings per share is based on the weighted average number of common shares outstanding after giving effect for the 100 to 1 reverse stock split of MBC’s common stock (35,000 shares after the reverse stock split), the redemption of 30,000 shares of (for $40,000) MBC’s common stock and the issuance of 4,702,713 new shares issued of MBC’s common stock to the Company’s stockholders pursuant to the reverse acquisition.

The computation of the pro forma diluted earnings per share for the year-ended December 31, 2012 and the three months ended March 31, 2013 does not include the following stock options, unvested restricted stock and warrants (at the newly exchanged quantity) to purchase shares because these common stock equivalents were anti-dilutive:

	December 31,	March 31,
	2012	2013
Stock options	995,038	1,230,437
Unvested restricted stock	100,955	99,720
Warrants	20,468	20,468